UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2009
Date of Report (Date of earliest event reported)

Prospect Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	333-114552	43-2048643
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor
New York, NY 10016
 (Address of principal executive offices and zip code)

 (Registrant's telephone number, including area code) 212-448-0702

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 21, 2009, Prospect Capital Corporation (the "Corporation") entered into a stock purchase agreement (the "Purchase Agreement"), by and among the Corporation and the purchasers named therein (the "Purchasers") to issue and sell an aggregate 2,807,111 shares (the "Shares") of its common stock, par value $0.001 per share (the "Common Stock") with anticipated gross proceeds to the Corporation of $25,263,999 before deduction of any expenses related to the offering including an aggregate commission of $470,370.  The shares issued in the private placement were sold at an aggregate offering price of $9.00 per share.  The Corporation will use the proceeds from the sale of the Shares for general corporate purposes.

On September 21, 2009, the Corporation entered into a registration rights agreement (the “Registration Rights Agreement”), by and between the Corporation and the Purchasers.  Pursuant to the Registration Rights Agreement, the Corporation granted the Purchasers certain registration rights with respect to the Shares.  Pursuant to the Registration Rights Agreement, the Corporation has agreed to prepare and file with the Securities Exchange Commission (the "SEC"), a post-effective amendment to its registration statement on Form N-2, currently on file with the SEC.  Such post-effective amendment will be filed in accordance with Rule 415 covering the resale of the Shares (the "Registrable Securities").  Under the terms and conditions of the Registration Rights Agreement, the Corporation will use its reasonable best efforts to file with the SEC within twenty-five (25) days after the date of the Registration Rights Agreement the post-effective amendment to the registration statement on Form N-2.  The Corporation will also use its reasonable best efforts to cause such post-effective amendment to be declared effective by the SEC within eighty-five (85) days after the date of the Registration Rights Agreement.  Under the Registration Rights Agreement, the Corporation may be obligated to make liquidated damages payments to holders upon certain events.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Corporation offered and sold the Shares to the Purchasers, each of which is a “qualified institutional buyer” as that term is defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.                                           Description

10.1	Stock Purchase Agreement, dated as of September 21, 2009, among Prospect Capital Corporation and the purchasers named therein.

10.2	Registration Rights Agreement, dated as of September 21, 2009, among Prospect Capital Corporation and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2009	Prospect Capital Corporation

By: /s/ John F. Barry III
Name: John F. Barry III
Title: Chief Executive Officer